Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

April 9, 2007

Office of Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE: Lucas Energy Inc.

We have read the statements that we understand Lucas Energy Inc. will include under Item 4 of the Form 8-K it will file regarding the recent change of auditors.  We agree with such statements made regarding our firm.  We have no basis to agree or disagree with other statements made under Item 4.

Sincerely,

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7511 Fax: (702)253-7501